Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

Dated: 2/14/2024

CVF, LLC

By:	HCC Manager LLC
Its:	Managing Member

By:	/s/ Richard H. Robb
Name:	Richard H. Robb
Title:	Executive Vice President

Date:	2/14/2024

HCC Manager LLC

By:	/s/ Richard H. Robb
Name:	Richard H. Robb
Title:	Executive Vice President

Date:	2/14/2024